UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 26, 2008

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02                                     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 25, 2008, Heron Lake BioEnergy, LLC (the “Company”) entered a letter agreement (the “Letter Agreement”) with CFO Systems, LLC (“CFO Systems”) and Brett L. Frevert.  A copy of the Letter Agreement is attached hereto as Exhibit 10.1

Under the Letter Agreement, CFO Systems will provide financial and consulting services to the Company at a rate of $130 per hour.  The consulting services will include providing day-to-day leadership and oversight for the Company’s finance department; CFO-level expertise in areas such as the annual audit, SEC filings, reports to members, lender reporting and tax filings; and strategic planning, forecasting, and budgeting.  The Letter Agreement contemplates a minimum of 500 hours of service and up to 800 hours of service.  In connection with the Letter Agreement, Mr. Frevert agreed to serve as the Company’s Interim Chief Financial Officer.

Effective November 25, 2008, the Board of Governors appointed Brett Frevert to serve as the Company’s Interim Chief Financial Officer.  Concurrently with Mr. Frevert’s appointment, James Gerber resigned as the Company’s Interim Chief Financial Officer.

Mr. Frevert founded CFO Systems in late 2004.  He has served as Managing Director of CFO Systems since its founding, as well as acting as a part-time CFO for several companies.  Prior to founding CFO Systems, Mr. Frevert was the Chief Financial Officer of Grubb & Ellis Pacific Realty Group from September 2002 to October 2004.  Mr. Frevert received his bachelors degree in business from Wayne State College in 1985.  As a licensed CPA, Mr. Frevert annually completes a minimum of 40 hours of continuing professional education.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Letter Agreement, which is attached hereto as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.02.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement among CFO Systems, LLC, Heron Lake BioEnergy, LLC and Brett L. Frevert effective as of November 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERON LAKE BIOENERGY,LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:   November 25, 2008